File No. 70-8987





                      SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                               AMENDMENT NO. 1 TO

                              FORM U-1 APPLICATION

                                      UNDER

                 THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

              -----------------------------------------------------

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                                428 Travis Street
                           Shreveport, Louisiana 71156

                          WEST TEXAS UTILITIES COMPANY
                               301 Cypress Street
                              Abilene, Texas 79601

                       PUBLIC SERVICE COMPANY OF OKLAHOMA
                                212 E. 6th Street
                              Tulsa, Oklahoma 74119

                   (Name of company filing this statement and
                     address of principal executive office)

             -------------------------------------------------------

                       CENTRAL AND SOUTH WEST CORPORATION

                 (Name of top registered holding company parent)

             -------------------------------------------------------

                                 Wendy G. Hargus
                                    Treasurer
                       Central and South West Corporation
                          1616 Woodall Rodgers Freeway
                               Dallas, Texas 75202

                                 Joris M. Hogan
                         Milbank, Tweed, Hadley & McCloy
                             1 Chase Manhattan Plaza
                            New York, New York 10005

                   (Names and addresses of agents for service)





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                  Southwestern Electric Power Company ("SWEPCO"), a Delaware
Corporation, Public Service Company of Oklahoma ("PSO"), an Oklahoma corporation, and West Texas Utilities Company ("WTU" and, collectively with SWEPCO and PSO, the "Applicants"), a Texas corporation, each an electric utility subsidiary of Central and South West Corporation ("CSW"), a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"), hereby file this Amendment No. 1 to the Form U-1 Application in File No. 70-8987 to amend Items 1 and 6. In all other respects, the Application as previously filed will remain the same. Item 1. Description of Proposed Transaction.
                  Item 1 is hereby amended by adding the following text between the first and second sentences of the fourth paragraph of Item 1:
                  "Accordingly, revenue received from such rentals would be recorded in Federal Energy Regulatory Commission account number 454."
                  The forth paragraph of Item 1, as so amended, is restated as follows:
                  All rental payments from nonaffiliated third parties for excess space are, and in the future will be, accounted for as rent from property devoted to electric operations for the Applicant that owns the relevant building or property. Accordingly, revenue received from such rentals would be recorded in Federal Energy Regulatory Commission account number 454. It is not intended that payments from nonaffiliated third parties



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for excess space will be used to finance the acquisition of an exempt wholesale generator ("EWG") or a foreign utility company ("FUCO") as defined in Sections 32 and 33 of the Act.

Item 6.  Exhibits and Financial Statements.
                  Item 6 is hereby amended to file the following exhibit by incorporation by reference:

         Exhibit 3  -      Financial Statements of SWEPCO, PSO and WTU,
                           as of December 31, 1996 (incorporated by reference to the financial statements filed with the Applicants' consolidated Annual
                           Report on Form 10-K for the period ended
                           December 31, 1996).



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                                S I G N A T U R E
                                - - - - - - - - -


                  Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned have duly caused this document to be signed on their behalf by the undersigned persons thereunto duly authorized.
                  Dated:  April 8, 1997



                                        SOUTHWESTERN ELECTRIC POWER COMPANY


                                        By/s/WENDY G. HARGUS
                                          Wendy G. Hargus
                                          Treasurer


                                        PUBLIC SERVICE COMPANY OF OKLAHOMA


                                        By/s/WENDY G. HARGUS
                                          Wendy G. Hargus
                                          Treasurer


                                        WEST TEXAS UTILITIES COMPANY


                                        By/s/WENDY G. HARGUS
                                          Wendy G. Hargus
                                          Treasurer





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                          INDEX OF EXHIBITS


EXHIBIT                                                     TRANSMISSION
NUMBER                     EXHIBIT                             METHOD
-------                    -------                          ------------

1              Preliminary Opinion of Milbank, Tweed,
               Hadley & McCloy, counsel to SWEPCO, PSO
               and WTU (previously filed).                       ---

2              Proposed Notice of Proceeding
               (previously filed).                               ---

3              Financial Statements of SWEPCO, PSO          Incorporated
               and WTU, as of December 31, 1996.            by reference

4              Final or "Past Tense" opinion of
               Milbank, Tweed, Hadley & McCloy,
               counsel to SWEPCO, PSO and WTU
               (to be filed with Certificate of
               Notification).                                    ---





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